SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2014

Directview Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53741	20-5874633
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21218 Saint Andrews Blvd., suite 323 Boca Raton, FL 33433
(Address of principal executive offices)

(561) 750-9777
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

On June 24, 2014, DirectView Holdings, Inc. (“we” “our” or the “Company”) changed its state of incorporation from the State of Delaware to the State of Nevada (the “Reincorporation”) pursuant to a plan of conversion dated June 24, 2014 (the “Plan of Conversion”).  The Reincorporation was accomplished by filing (i) Nevada articles of conversion (the “Nevada Articles of Conversion”) with the Secretary of State of the State of Nevada, (ii) a certificate of conversion (the “Delaware Certificate of Conversion”) with the Secretary of State of the State of Delaware and (iii) articles of incorporation (the “Nevada Articles of Incorporation”) with the Secretary of State of the State of Nevada.  In connection with the Reincorporation, our board of directors adopted new bylaws in the form attached to the Plan of Conversion (the “Nevada Bylaws”).

The Reincorporation was approved by written consent of a majority of our stockholders dated March 14, 2014.  In accordance with the Plan of Conversion, upon the effectiveness of the Reincorporation:

●
Our affairs ceased being governed by Delaware corporation laws, our existing articles of incorporation and our existing bylaws and became subject to Nevada corporate law, the Nevada Articles of Incorporation and the Nevada Bylaws;

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As a Nevada corporation after the Reincorporation (“Directview Nevada”) (i) we are deemed to be the same entity as a Delaware corporation before the Reincorporation (“Directview Delaware”) for all purposes under the laws of Delaware, (ii) we continue to have all of the rights, privileges and powers of Directview Delaware, (iii) we continue to possess all of the properties of Directview Delaware and (iv) we continue to have all of the debts, liabilities and obligations of Directview Delaware;

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Each outstanding (i) share of  Directview Delaware common stock, $0.0001 par value per share shall convert to an outstanding share of Directview Nevada common stock, $0.0001 par value per share, (ii) option to acquire shares of Directview Delaware common stock shall convert to an equivalent option to acquire shares of Directview Nevada common stock, (iii) warrant or other right to acquire shares of Directview Delaware common stock shall convert to an equivalent warrant or other right to acquire shares of Directview Nevada common stock and (iv) each certificate representing shares of Directview Delaware common stock shall convert to an equivalent certificate representing shares of Directview Nevada common stock;

●
Each employee benefit plan, stock option plan and other equity-based plans of Directview Delaware continues to be an employee benefit plan, stock option plan and other equity-based plans of Directview Nevada; and

●	Each director and officer of Directview Delaware continues to hold their respective offices with Directview Nevada.

On July 8, 2014, we were notified by FINRA department of corporate actions that the Reincorporation was approved and will take effect immediately.

The foregoing description of the Reincorporation and the Plan of Conversion does not purport to be complete and is qualified in its entirety herein by reference to the full text of the Plan of Conversion, a copy of which is filed herewith as Exhibit 2.1 and incorporated in its entirety herein by reference.  A more detailed description of the Plan of Conversion, and the effects of the Reincorporation, is set forth in Proposal No. 1 of our Schedule 14C Information Statement (the “Information Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2014, which description is incorporated in its entirety herein by reference. The Delaware Certificate of Conversion, the Nevada Articles of Incorporation and the Nevada Bylaws are also filed herewith as Exhibits 3.1, 3.2 and 3.3 respectively, and incorporated in its entirety herein by reference.

No action will be required on the part of our stockholders to receive shares of Directview Nevada upon completion of the Reincorporation. Pursuant to the Plan of Conversion, our issued and outstanding shares of common stock will automatically be converted into shares of common stock of Directview Nevada and certificates representing our shares of common stock will automatically be deemed to represent shares of common stock of Directview Nevada.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As disclosed in Item 3.03 above, effective June 24, 2014, we changed our state of incorporation from Delaware to Nevada pursuant to the Plan of Conversion. As of that date, the rights of our stockholders began to be governed by Nevada corporate law, the Nevada Articles of Incorporation and the Nevada Bylaws adopted pursuant to the Plan of Conversion.  The full text of Item 3.03 is hereby incorporated by reference. The Nevada Articles of Incorporation and the Nevada Bylaws are filed herewith as Exhibits 3.2 and 3.3, respectively, and incorporated herein by reference. Certain rights of our stockholders were changed as a result of the Reincorporation. A more detailed description of the Nevada Articles of Incorporation and Nevada Bylaws, and the changes in rights of our stockholders as a result of the Reincorporation, is set forth in Proposal No. 1 of the Information Statement filed with the SEC on April 18, 2014, which description is incorporated in its entirety herein by reference.

On June 24, 2014, we amended our articles of incorporation to increase our authorized common stock to one billion shares. Please see the Nevada Certificate of Amendment filed herewith as Exhibit 3.4.

Item 8.01. Other Events

In connection with the completion of the Reincorporation and by operation of Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of common stock of Directview Nevada are deemed registered under Section 12(g) of the Exchange Act and Directview Nevada has succeeded to Directview Delaware’s attributes as the registrant with respect thereto.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

2.1	Plan of Conversion
3.1	Delaware Certificate of Conversion
3.2	Nevada Articles of Incorporation
3.3	Nevada Bylaws
3.4	Nevada Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Directview Holdings, Inc.

Date: July 11, 2014	By:	/s/ Roger Ralston
Roger Ralston
Title: Chief Executive Officer